UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0077155
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11000 Cedar Ave.
Suite 290
Cleveland, Ohio 44106
(216) 229-2251
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cleveland BioLabs, Inc. 2006 Equity Incentive Plan
(Full Title of the Plan)

Dr. Michael Fonstein
Chief Executive Officer & President
Cleveland BioLabs, Inc.
11000 Cedar Ave.
Suite 290
Cleveland, Ohio 44106
(216) 229-2251
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.005 per share	45,000 (2)	$6.00 (3)	$270,000.00	$28.89
Common Stock, par value $0.005 per share	1,955,000 (4)	$7.48 (5)	$14,623,400.00	$1,564.70
Total	2,000,000	--	$14,893,400.00	$1,593.59

(1)
This registration statement shall also cover any additional shares of Common Stock of the Registrant that may become issuable under the employee benefits plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction, effected as required by such plans.

(2)	Represents shares of Common Stock subject to options outstanding under the Cleveland BioLabs, Inc. 2006 Equity Incentive Plan.

(3)
Computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The offering price of $6.00 represents the exercise price of all options outstanding under the Cleveland BioLabs, Inc. 2006 Equity Incentive Plan.

(4)	Represents shares of Common Stock reserved for issuance under the Cleveland BioLabs, Inc. 2006 Equity Incentive Plan.

(5)
Computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The offering price of $7.48 represents the average of the high and low prices, as reported on the NASDAQ Capital Market, for Cleveland BioLabs, Inc.’s Common Stock on February 8, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*
The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Cleveland BioLabs, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement the following documents filed with the Securities and Exchange Commission (the “Commission”):

(a) the Registrant’s prospectus filed on September 22, 2006 pursuant to Rule 424(b) under the Securities Act, containing audited financial statements for the Registrant’s fiscal year ended December 31, 2005, as supplemented by Prospectus Supplement No. 1 filed October 25, 2006, Prospectus Supplement No. 2 filed November 13, 2006, and Prospectus Supplement No. 3 filed January 12, 2007 (File No. 333-136904);

(b) the Registrant’s Form 10-QSB filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”) on November 13, 2006, and the Registrant’s Form 10-QSB filed pursuant to Section 13 of the Exchange Act on August 25, 2006 (File No. 001-32954); and

(c) the Registrant’s Form 8-A filed pursuant to Section 12(b) of the Exchange Act on July 20, 2006 (File No. 001-32954).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

  Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit. As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Second Certificate of Amendment of Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders to the fullest extent permitted by the DGCL .

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense and settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The Registrant’s Certificate of Incorporation contains provisions that provide for indemnification of officers and directors and each person who is or was serving at the request of the Registrant as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted by the DGCL.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Registrant maintains, at its expense, a policy of insurance which insures its directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation of Cleveland BioLabs, Inc.*

3.2	Certificate of Amendment of Certificate of Incorporation of Cleveland BioLabs, Inc.*

3.3	Second Certificate of Amendment of Certificate of Incorporation of Cleveland BioLabs, Inc.*

3.4	Amended and Restated By-Laws of Cleveland BioLabs, Inc.*

4.1	Cleveland BioLabs, Inc. 2006 Equity Incentive Plan*

4.2	Form of Specimen Stock Certificate**

5.1	Opinion of Katten Muchin Rosenman LLP

23.1	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

23.2	Consent of Meaden & Moore, Ltd.

24.1	Power of Attorney (included on the signature page to this registration statement)

*	Incorporated by reference to Amendment No. 3 to Registration Statement on Form SB-2 as filed on July 10, 2006 (File No. 333-131918).
**	Incorporated by reference to Amendment No. 1 to Registration Statement on Form SB-2 as filed on April 25, 2006 (File No. 333-131918).

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) For determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on February 13, 2007.

CLEVELAND BIOLABS, INC.

By:	/s/ MICHAEL FONSTEIN
Name: Michael Fonstein Title: Chief Executive Officer & President

POWER OF ATTORNEY

We, the undersigned directors and officers of Cleveland BioLabs, Inc., a Delaware corporation, do hereby constitute and appoint Michael Fonstein and John A. Marhofer Jr., and each of them individually, our true and lawful attorney-in-fact and agent, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on February 13, 2007.

Signature	Title	Date

/ S / Michael Fonstein	Chief Executive Officer, President, and Director (Principal Executive Officer)	February 13, 2007
Michael Fonstein

/ S / John A. Marhofer Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	February 13, 2007
John A. Marhofer Jr.

/ S / James Antal	Director	February 13, 2007
James Antal

/ S / Paul DiCorleto	Director	February 13, 2007
Paul DiCorleto

/ S / Andrei Gudkov	Chief Scientific Officer, and Director	February 13, 2007
Andrei Gudkov

/ S / Bernard L. Kasten	Director	February 13, 2007
Bernard L. Kasten

/ S / Yakov Kogan	Executive Vice President, and Director	February 13, 2007
Yakov Kogan

/ S / H. Daniel Perez	Director	February 13, 2007
H. Daniel Perez

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Incorporation of Cleveland BioLabs, Inc.*

3.2	Certificate of Amendment of Certificate of Incorporation of Cleveland BioLabs, Inc.*

3.3	Second Certificate of Amendment of Certificate of Incorporation of Cleveland BioLabs, Inc.*

3.4	Amended and Restated By-Laws of Cleveland BioLabs, Inc.*

4.1	Cleveland BioLabs, Inc. 2006 Equity Incentive Plan*

4.2	Form of Specimen Stock Certificate**

5.1	Opinion of Katten Muchin Rosenman LLP

23.1	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

23.2	Consent of Meaden & Moore, Ltd.

24.1	Power of Attorney (included on the signature page to this registration statement)

*	Incorporated by reference to Amendment No. 3 to Registration Statement on Form SB-2 as filed on July 10, 2006 (File No. 333-131918).
**	Incorporated by reference to Amendment No. 1 to Registration Statement on Form SB-2 as filed on April 25, 2006 (File No. 333-131918).